UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

CME GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive	Chicago	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2025, CME Group Inc. (the “Company”) completed its previously announced public offering of $750,000,000 aggregate principal amount of 4.400% Notes due 2030 (the “Notes”). The Notes were offered by the Company pursuant to its automatic shelf registration statement on Form S-3 (File No. 333-285481) and the prospectus included therein, filed with the Securities and Exchange Commission on March 3, 2025 and supplemented by the prospectus supplement dated March 3, 2025. The Company intends to use the net proceeds from the offering, along with cash on hand, (i) to redeem, repurchase or otherwise retire prior to maturity all $750 million aggregate principal amount of its outstanding 3.00% notes due 2025 (the “2025 notes”) and (ii) for general corporate purposes. This Current Report does not constitute a notice of redemption with respect to the 2025 notes.

The Notes were issued under the Indenture, dated as of August 12, 2008 (the “Base Indenture”), between the Company and U.S. Bank, National Association, as trustee (the “Trustee”), as supplemented by the Eleventh Supplemental Indenture, dated as of March 10, 2025, between the Company and the Trustee (the “Eleventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Underwriters offered the Notes to the public at a price of 99.573% of the principal amount thereof. Interest is payable on the Notes on March 15 and September 15 of each year, commencing on September 15, 2025.

The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The Indenture also contains customary event of default provisions. In addition, upon the occurrence of certain change of control triggering events, the Company will be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date applicable to such Notes.

Prior to February 15, 2030 (one month prior to the maturity date of the notes), the Company may redeem the Notes, at its option, at any time in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) a make-whole amount as set forth in the Indenture, plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date. On or after February 15, 2030 (one month prior to the maturity date of the notes), the Company may redeem the Notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.

The foregoing descriptions of the Base Indenture, the Eleventh Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture and the Eleventh Supplemental Indenture (including the form of the Note), which are filed or incorporated by reference as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference. A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the issuance and sale of the Notes is attached as Exhibit 5.1 to this report.

U.S. Bank Trust Company, National Association has from time to time performed various services, including serving as trustee in connection with other issuances of debt securities and as a lender under the Company’s senior credit facility and the Chicago Mercantile Exchange Inc. clearing house facility, and may in the future perform various services, for the Company and its subsidiaries, for which it has received or will receive customary fees and expenses.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of August 12, 2008, between CME Group Inc. and U.S. Bank, National Association (incorporated by reference to Exhibit 4.1 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on August 13, 2008).

4.2	Eleventh Supplemental Indenture (including the form of 4.400% Notes due 2030), dated as of March 10, 2025, between CME Group Inc. and U.S. Bank Trust Company, National Association.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

By:	/s/ Lynne Fitzpatrick
Name:	Lynne Fitzpatrick
Senior Managing Director, President and Chief Financial Officer

Date: March 10, 2025